UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2010

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 232-7674

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On January 29, 2010, in connection with a private placement of 12% Subordinated Notes due 2015 (the “Notes”), in the form attached hereto as Exhibit 4.1, Daybreak Oil and Gas, Inc. (“Daybreak”), issued Warrants to purchase shares of Daybreak’s common stock (the “Warrants”), in the form attached hereto as Exhibit 4.2. Daybreak issued Warrants to 11 accredited investors to purchase 1,030,000 shares of Daybreak’s common stock at an exercise price of $0.14 per share of common stock. The Warrants give the holder the right to two shares of common stock for each $1.00 principal amount of Notes purchased, which shall be exercisable for five years from the date of issuance of the Warrants. Daybreak issued the Warrants pursuant to a private placement held under Regulation D promulgated under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On January 13, 2010, Daybreak commenced an offering to raise up to $605,000 in capital by offering securities. The securities consist of the Notes and the Warrants. The Notes mature on the fifth anniversary of the original date of issuance of the Notes. The terms of the Warrants are described in the above Item 3.02. The offering of the securities is being made pursuant to a private placement held under Regulation D promulgated under the Securities Act of 1933, as amended. The Subscription Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits:

4.1	Form of 12% Subordinated Note due 2015

4.2	Form of Warrant

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By:	/s/ James F. Westmoreland
James F. Westmoreland, President and Chief Executive Officer

Date:  February 3, 2010

Exhibits

4.1	Form of 12% Subordinated Note due 2015

4.2	Form of Warrant

10.1	Form of Subscription Agreement